The American Funds Income Series
August 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$31,251
Class B	$8
Class C	$975
Class T*	$-
Class F-1	$2,438
Class F-2	$3,680
Class F-3	$555
Total	$38,907
Class 529-A	$1,437
Class 529-B	$1
Class 529-C	$170
Class 529-E	$75
Class 529-T*	$-
Class 529-F-1	$172
Class R-1	$37
Class R-2	$485
Class R-2E	$17
Class R-3	$1,195
Class R-4	$2,848
Class R-5	$848
Class R-5E*	$-
Class R-6	$70,048
Total	$77,333
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1525
Class B	$0.0468
Class C	$0.0491
Class T	$0.0801
Class F-1	$0.1489
Class F-2	$0.1860
Class F-3	$0.1316
Class 529-A	$0.1446
Class 529-B	$0.0512
Class 529-C	$0.0454
Class 529-E	$0.1131
Class 529-T	$0.0759
Class 529-F-1	$0.1750
Class R-1	$0.0512
Class R-2	$0.0542
Class R-2E	$0.0902
Class R-3	$0.1089
Class R-4	$0.1542
Class R-5E	$0.1905
Class R-5	$0.1951
Class R-6	$0.2028
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	199,954
Class B	-
Class C	18,560
Class T	1
Class F-1	15,181
Class F-2	18,487
Class F-3	8,189
Total	260,372
Class 529-A	9,699
Class 529-B	-
Class 529-C	3,544
Class 529-E	635
Class 529-T	1
Class 529-F-1	953
Class R-1	642
Class R-2	8,363
Class R-2E	244
Class R-3	10,457
Class R-4	18,239
Class R-5	4,557
Class R-5E	1
Class R-6	412,195
Total	469,530
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.89
Class B	$-
Class C	$13.86
Class T	$13.89
Class F-1	$13.89
Class F-2	$13.89
Class F-3	$13.89
Class 529-A	$13.89
Class 529-B	$-
Class 529-C	$13.84
Class 529-E	$13.89
Class 529-T	$13.89
Class 529-F-1	$13.89
Class R-1	$13.86
Class R-2	$13.86
Class R-2E	$13.89
Class R-3	$13.89
Class R-4	$13.89
Class R-5E	$13.89
Class R-5	$13.89
Class R-6	$13.89
* Amount less than one thousand.